UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  July 13, 2015

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 13, 2015, Plantronics filed additional definitive materials to its proxy statement for its 2015 annual meeting of stockholder to correct errors in the table contained under the heading “Plan Benefits” under “Proposal Two – Approval of Amendment to 2003 Stock Plan” on page 21 of the proxy statement. The table was corrected to read as follows:

		(a)	(b)	(c)	(d)
Name	Position	Number of Shares Subject to Options Granted	Average Per Share Option Exercise Price (4)	Number of Restricted Stock or Restricted Stock Unit Shares Granted	Average Per Share Value of Restricted Stock or Restricted Stock Unit Awards (5)
Ken Kannappan	Director, President and CEO	120,000	$47.27	30,000	$42.66
Pam Strayer	Senior Vice President and CFO	20,000	$47.27	10,000	$42.66
Joe Burton	Executive Vice President of Products, Technology & Strategy and Chief Technology Officer	50,000	$47.27	20,000	$42.66
Don Houston	Senior Vice President, Sales	25,000	$47.27	10,000	$42.66
Philip Vanhoutte	Senior Vice President and Managing Director, Europe and Africa	12,000	$47.27	4,000	$42.66
Executive Group (1)		237,000	$47.07	89,500	$42.66
Non-Employee Director Group (2)		—	$—	19,392	$46.40
Non-Executive Officer Employee Group (3)		61,000	$47.27	535,069	$45.56

(1)	The Executive Group is comprised of seven Executive Officers.
(2)	The Non-Employee Director Group is comprised of all members of the Board except Ken Kannappan.
(3)	The Non-Executive Officer Employee Group is comprised of all our employees worldwide minus the Executive Group.
(4)	The average per share exercise price of stock options is calculated as a weighted average.
(5)	Based on the market value of our common stock on the date of grant of restricted stock and restricted stock units during fiscal year 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President - Legal, General Counsel and Secretary